CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ikona Gear International, Inc. (the "Company") on Form 10-KSB/A for the year ended August 31,2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), we, Laith I. Nosh, President of the Company, and Raymond L. Polman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Laith I. Nosh
Laith I. Nosh, President
February 28, 2005

/s/ Raymond L. Polman
Raymond L. Polman, Chief Financial Officer
February 28, 2005